Exhibit 33.3

SunTrust Bank Mail Code VA-Richmond-HDQ3907 919 E Main Street Richmond, VA 23219

MANAGEMENT’S ASSERTION ON COMPLIANCE

WITH SEC REGULATION AB CRITERIA

SunTrust Bank (the “Asserting Party”) is responsible for assessing compliance as of and for the year ended December 31, 2007 (the “Reporting Period”) with the servicing criteria set forth in Title 17, Section 229.1122 (d) of the Securities and Exchange Commission’s Regulation AB except for 1122(d)(1), 1122(d)(2), 1122(d)(3), 1122(d)(4)(i), and 1122(d)(4)(iii)-(xv) (the “Applicable Servicing Criteria”) of the Code of Federal Regulations (the “CFR”), for all Genworth Global Funding Trusts listed on Exhibit A. The Asserting Party is not assessing compliance with any other criteria set forth in Section 229.1122(d) of the CFR.

The Asserting Party used the applicable criteria in paragraph (d) of Title 17, Section 229.1122 of the CFR to assess compliance with the Applicable Servicing Criteria.

The Asserting Party has concluded that it has complied, in all material respects, with the Applicable Servicing Criteria for the Reporting Period.

Ernst & Young LLP, an independent registered public accounting firm, has issued an attestation report on the assessment of compliance with the Applicable Servicing Criteria for the Reporting Period.

SunTrust Bank

By:	/s/ Richard J. Owens III
Name:	Richard J. Owens III
Title:	Vice President and Trust Officer

Dated:	2-26-08

EXHIBIT A

Genworth Global Funding Trust 2005-A

Genworth Global Funding Trust 2006-A

Genworth Global Funding Trust 2006-B

Genworth Global Funding Trust 2006-C

Genworth Global Funding Trust 2006-D

Genworth Global Funding Trust 2006-E

Genworth Global Funding Trust 2006-F

Genworth Global Funding Trust 2006-G

Genworth Global Funding Trust 2007-A

Genworth Global Funding Trust 2007-B

Genworth Global Funding Trust 2007-C

Genworth Global Funding Trust 2007-D

Genworth Global Funding Trust 2007-1

Genworth Global Funding Trust 2007-2

Genworth Global Funding Trust 2007-3

Genworth Global Funding Trust 2007-4

Genworth Global Funding Trust 2007-5